                                                                   EXHIBIT 10.18


NOTE: THIS DOCUMENT OMITS CERTAIN INFORMATION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED INFORMATION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF THE OMITTED INFORMATION IS INDICATED BY AN ASTERISK.

                          EXCLUSIVE LICENSE AGREEMENT
                          ---------------------------

                                   Amendment
                                   ---------

       The EXCLUSIVE LICENSE AGREEMENT between Medjet, Inc., on the one hand, and Nestle, S.A., on the other hand, relating to Waterjet Technology, that became effective on or about July 22, 1998, and was subsequently assigned by Nestle, S.A. to Alcon Universal Ltd. on January 1, 1999, is hereby amended by:

1.     Deleting Section 3.00 in its entirety and substituting the following.

       Section 3.00 Licensing Fee.
       --------------------------

       In exchange for the exclusive license granted hereunder, NESTLE shall pay MEDJET a non-refundable licensing fee of One Million Dollars ($1,000,000.00), one half (1/2) of which is payable immediately upon signing this Agreement with
the remaining one half (1/2) payable upon:  1)          *            ; and 2)
                                               ----------------------
jointly designed experimental verification in cadaver eyes or animal eyes that the Licensed Product can achieve single pass targeted LASIK equivalent stromal removal without unacceptable thermal damage meeting the refractive range in the specifications listed on Exhibit A.

       In addition, NESTLE shall pay MEDJET an additional non-refundable
licensing fee of      *       Dollars   ($     * )] upon the successful
                 -----------           -------------
completion (to NESTLE's reasonable satisfaction) no later than December 31, 2002, of clinical studies jointly designed by MEDJET and NESTLE demonstrating that a Licensed Product meets all of the specifications on attached Exhibit A. Such pre-FDA clinical study to include blind human eyes and a limited number of healthy human eyes and will be conducted by MEDJET.

       NESTLE shall also pay MEDJET an additional, partially refundable
technology transfer fee of     *      Dollars ($       *    ) for the
                           ----------         ---------------
successful transfer (to NESTLE's reasonable satisfaction and as specified as Medjet Milestones on attached Exhibit C) no later than September 1, 1999, of the technology for the Licensed Product meeting all the specifications in attached
Exhibit B.           *             Dollars ($         *            ) of which
            ----------------------           ----------------------
will be payment in full by NESTLE to MEDJET for the transfer of the waterjet technology from MEDJET to NESTLE for the Licensed Product meeting all the specifications in attached Exhibit B, with the remainder being fully credited against any royalties due under Section 3.01(a) below, such sum to be payable according to the following schedule:

January 1999    $      *
                  ------
February 1999   $      *
                  ------
March 1999      $      *
                  ------
April 1999      $      *
                  ------
May 1999        $      *
                  ------

     All determinations of whether experimental verification has been achieved or whether the completion of any clinical studies has been successful or whether the Licensed Product meets the specification on attached Exhibits A and B shall be determined solely by NESTLE, acting reasonably, using measurement methodology mutually agreed to by NESTLE and MEDJET.

2.   Deleting Section 3.01 in its entirety and substituting the following:

     Section 3.01  Royalties.
     -----------------------

     a)   Royalty.  In addition to the licensing fee set forth in Section 3.00,
          -------
NESTLE will pay MEDJET a running royalty of:

          i)        *         percent (   *    %) of the Net Sales of Licensed
                ------------            --------
     Products if the cumulative annual Net Sales of Licensed Products are less than or equal to Twenty-Five Million Dollars ($25,000,000.00); or

          ii)        *         percent (   *    %) of the Net Sales of Licensed
                ---------------          --------
     Products if the cumulative annual Net Sales of Licensed Products are greater than Twenty-Five Million Dollars ($25,000,000.00) but less than or equal to Seventy-Five Million Dollars ($75,000,000.00); or

          iii)        *         percent (   *    %)] of the Net Sales of
                ---------------          --------
     Licensed Products if the cumulative annual Net Sales of Licensed Products are greater than Ninety-Six Million Four Hundred Thousand Dollars ($96,400,000.00); or

          iv)   a lump sum of          *            Dollars ($         *
                              --------------------           -----------------
     ) if the cumulative annual Net Sales of Licensed Products are greater than Seventy-Five Million Dollars ($75,000,000.00) but less than or equal to Ninety-Six Million Four Hundred Thousand Dollars ($96,400,000.00).

     In the event that Licensed Products are sold in a country where Licensed Patent Rights do not exist and a competitive waterjet product is being sold in that country, then the running royalty rate shall be computed as set forth above and then the royalty due to sales in non-patent countries shall be reduced by one-half (1/2) on Net Sales in such country. E.g., If cumulative Net Sales in patent and non-patent countries is $25,500,000, with $10,000,000 coming from
non-patent countries, the total royalty dues shall be (   *    %) of $15,500,000
                                                       --------
and (   *    %) of $10,000,000.  In no event shall the reduction in royalties
     --------
for sales in non-patent countries result in the total royalty payment being greater than the total royalty payment that would have been due if no reduction had been made for sales in non-patent countries.

     If MEDJET fails to deliver to NESTLE a Licensed Product that meets all of the specifications on attached Exhibit A by December 31, 2002, then the running royalty rates stated above for all Licensed Products shall be reduced retroactively by an amount to be agreed upon by the parties.

     If MEDJET fails to meet the Medjet Milestones on Exhibit C for the successful transfer to NESTLE of the waterjet technology by September 1, 1999,
then the entire          *             Dollars ($         *            )
                ----------------------           ----------------------
technology transfer fee shall be fully credited against any royalties due provided that MEDJET's failure to meet the Medjet Milestones is not the result of NESTLE failing to meet the Nestle Milestones on Exhibit C. Additionally, if the Licensed Product fails to meet all of the specifications on Exhibit B, then the running royalty rates stated above for that Licensed Product shall be reduced retroactively by an amount to be agreed upon by the parties.

     b)  Minimum Royalties.  To maintain exclusivity, the running royalty
         -----------------
specified in Section 3.01(a) shall be subject to a minimum annual royalty of
*             Dollars ($         *            ) beginning in 2000, paid
-------------           ----------------------
quarterly. This minimum annual royalty shall be payable regardless of whether NESTLE has commercially marketed any Licensed Product but shall be deducted from, and fully credited against, any running royalty earned under Section 3.01(a), provided that MEDJET has demonstrated progress (in NESTLE's sole opinion) in achieving the specification in attached Exhibit A.

     In the event that, by December 31, 2002, MEDJET has failed to deliver to NESTLE a product that meets all of the specifications on attached Exhibit A,
then the minimum annual royalties specified above shall be reduced to    *
                                                                      ---------
Dollars ($         *            ).
          ----------------------

     Beginning in the year 2001, in the event that NESTLE fails to pay the minimum royalty due in any given year: 1) the exclusive license granted in
Section 2.00 shall become non-exclusive; and 2) MEDJET shall be free to grant other non-exclusive licenses to the Licensed Patent Rights and Know-How to third parties; and 3) NESTLE shall no longer be required to make minimum royalty payments under this Section 3.01(b); and NESTLE and MEDJET shall, at the request of MEDJET, negotiate in good faith, the termination of this Agreement, such termination to include adequate mutually agreed upon compensation to NESTLE.

     c)  Unblocking License.  With the exception of U.S. Patent No. 4,840,175
         ------------------
(Peyman), in the event that NESTLE reasonably determines, in its sole discretion, that a license is required from any third party in order for NESTLE to make, use or sell Licensed Products, the royalties payable to MEDJET under this Section 3.01 shall be reduced accordingly. The provisions of this Section 3.01(c) shall not apply to any changes to the Licensed Products made by NESTLE unless such change(s) were required to make the Licensed Product meet the specifications on attached Exhibit A and B.

     d)  Payment Schedule.  Royalties due under Section 3.01 above shall be paid
         ----------------
by NESTLE to MEDJET in United States dollars within sixty (60) days after the end of each calendar quarter. Partial calendar quarters, if any, shall be treated as calendar quarters. If NESTLE fails to make any payment within the prescribed period, such unpaid amount shall bear interest at an annual rate of five (5) percentage points above the prime lending rate quoted by Citibank, N.A., New York, New York on the date such payment is due, such interest being payable from the date that the payment was due until the date the payment is actually made.

ALCON UNIVERSAL LTD.                         MEDJET INC.


 /s/ Guido Koller                            /s/ Eugene Gordon
----------------------------                 -------------------------------
     Guido Koller, General Manager                     Eugene Gordon, CEO

                                   EXHIBIT B
                                   ---------

                Product Specifications for MEDJET Microkeratome


                                       *

                                   EXHIBIT C
                                   ---------

Medjet Milestones
-----------------

Milestone 1. Medjet to collect all existing documentation for the laboratory waterjet microkeratome, and begin ordering parts for a duplicate waterjet microkeratome for Nestle. Nestle to reimburse Medjet for all mutually agreed, documented expenses associated with such effort.

Milestone 2. Medjet will support Nestle by supplying pump design documentation and expertise by securing and retaining the services of the original pump design engineers as required at Medjet's expense.

Milestone 3. Medjet to develop clinical protocol, and secure all facilities and materials, for demonstration of feasibility. Nestle to approve protocol prior to commencement of study. Nestle to reimburse Medjet for all mutually agreed, documented expenses associated with such effort.

Milestone 4. Medjet to develop clinical protocol, and secure all facilities and materials, for demonstration of working prototype (clinical scanner head) on blind human eyes, at Medjet's expense. Nestle to approve protocol prior to commencement of study.

Milestone 5. Medjet to deliver reports of the feasibility study at the conclusion of the study.

Milestone 6. Medjet to deliver reports of the working prototype study at the conclusion of the study.

Nestle Milestone
----------------

Milestone 1. Nestle promptly to identify and assign a dedicated engineer responsible for receiving and managing the waterjet technology transfer.

Milestone 2. Nestle to produce a schedule for receipt of the waterjet technology transfer and completion of the design.

Milestone 3. Nestle shall receive, assemble, operate and maintain the experimental laboratory Medjet prototype to enable completion of the design.

Milestone 4. Nestle shall provide Medjet with a quarterly report of Nestle's development activities for the waterjet technology.